UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2013

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Material Compensatory Plan, Contract or Arrangement.

 1.           Performance Share Unit Awards.

On January 28, 2013, the Compensation Committee of the Board of Directors of Alexander & Baldwin, Inc. (the “Company”) authorized performance share unit awards under the Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan.  A copy of the form of Performance Share Unit Award Agreement and Notice of Award of Performance Share Units is attached as Exhibits 10.1 and 10.2, respectively, and is incorporated herein by reference.

2.	Restatement of One-Year Performance Improvement Incentive Plan.

On January 29, 2013, the Board of Directors adopted the amended and restated Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan (the “PIIP”), pursuant to which the Company’s executive officers and other senior executives may become entitled to cash bonus payments based on attainment of specified Company and/or business unit performance goals and individual performance for each year.  A copy of the PIIP is attached as Exhibit 10.3, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number                                           Description

10.1                                Form of Performance Share Unit Award Agreement.

10.2                                Form of Notice of Award of Performance Share Units.

10.3	Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito______________
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller

Dated:           January 30, 2013

Exhibit Index

Exhibit Number                                Description

10.1                                Form of Performance Share Unit Award Agreement.

10.2                                Form of Notice of Award of Performance Share Units.

10.3	Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan.